UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 28, 2009 (December 23, 2009)
Park National Corporation
(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (740) 349-8451
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
and
Item 8.01 — Other Events
On December 23, 2009, Park National Corporation (“Park”) entered into a Note Purchase Agreement, dated December 23, 2009 (the “Purchase Agreement”), with 38 purchasers (each, a “Purchaser” and collectively, the Purchasers”). Each Purchaser represented that such Purchaser qualifies as an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Under the terms of the Purchase Agreement, the Purchasers purchased from Park an aggregate principal amount of $35,250,000 of 10% Subordinated Notes due December 23, 2019 (individually, a “Note” and collectively, the “Notes”). The Notes are intended to qualify as Tier 2 Capital under applicable rules and regulations of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”). Each Note was purchased at a purchase price of 100% of the principal amount thereof.
The following description of the Notes and the Purchase Agreement is qualified in its entirety by reference to the form of the Notes and the Purchase Agreement, copies of which are filed with this Current Report on Form 8-K as Exhibits 4.1 and 4.2, respectively, and are incorporated by reference herein.
Maturity of the Notes. The Notes mature on December 23, 2019.
Security for the Notes. The Notes are not secured by any assets of Park or any other collateral.
Interest. Interest on the Notes is payable, in accordance with the terms of the Purchase Agreement and the form of Note, at a fixed rate of 10 percent per annum, with interest payment dates of March 31, June 30, September 30 and December 31 of each year, beginning on December 31, 2009. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Subordination. The Notes are subordinated obligations and will be subject, and subordinate and junior in right of payment, to the claims of all of Park’s general creditors, whether now outstanding or hereafter incurred.
Prepayments. The Notes may not be prepaid by Park prior to December 23, 2014. From and after December 23, 2014, Park may prepay all, or from time to time, any part of the Notes at 100% of the principal amount (plus accrued interest) without penalty, subject to any requirement under Federal Reserve Board regulations to obtain prior approval from the Federal Reserve Board before making any prepayment.

Covenants. The Purchase Agreement requires Park to, among other things:
•	Maintain such capital as may be necessary to at all times qualify as “well-capitalized” under Federal Reserve Board regulations;
•	Restructure any portion of the Notes that ceases to be deemed Tier 2 Capital (other than due to the limitation imposed by the Federal Reserve Board on the capital treatment of subordinated debt during the five years immediately preceding the maturity date of the Notes).
The Purchase Agreement restricts, among other things, Park’s ability to:
•	if an event of default under the Purchase Agreement has occurred and is continuing, declare or pay dividends on, make distributions with respect to, or redeem, repurchase or make any liquidation payment with respect to, any of capital stock; and
•	if an event of default under the Purchase Agreement has occurred and is continuing, make any payments of interest, principal or premium on, or repay, repurchase or redeem, any of Park’s indebtedness that ranks equally with or junior to the Notes.
Events of Default; Remedies. The terms of the Purchase Agreement and the Notes include customary representations and warranties, customary covenants (including those described above) and customary events of default.
The Notes may not be declared due and payable or otherwise accelerated unless (a) there is a petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law, or (b) Park or any of its subsidiaries files for bankruptcy or liquidation, and then only if the holders of more than 50% of the principal amount of the Notes at that time outstanding (the “Required Holders”) elect to do so and the Federal Reserve Board approves such acceleration, if such approval is required. In addition, if Park receives written notification from the Federal Reserve Board that the Notes do not constitute Tier 2 Capital and thereafter any event of default occurs, the Required Holders may declare the Notes immediately due and payable.
Transfer Restrictions. The Notes have not been registered under the Securities Act in reliance upon the exemption provided by Regulation D under the Securities Act, and are subject to restriction on transfer. Notes may not be sold, assigned, conveyed, pledged, hypothecated or otherwise transferred by a holder of Notes except pursuant to an effective registration statement, or an opinion of counsel, or other evidence obtained by the Note holder and in all respects satisfactory to Park.

Use of Proceeds. Park will use the net proceeds from the offering of the Notes, together with the net proceeds from Park’s sales of Park’s common shares in 2009 and the net proceeds from sales of Park’s common shares under the “At-the-Market” offering Park announced on May 27, 2009 (the “At-the-Market Offering”), for general corporate purposes, which may include but are not limited to working capital, acquisition opportunities, capital expenditures, investments in or loans to Park’s subsidiaries, payment and refinancing of debt, including outstanding short-term indebtedness, if any, and satisfaction of other obligations. Park is also considering the possibility of seeking permission to use a portion of the net proceeds from the offering of the Notes, together with the net proceeds from Park’s sales of Park’s common shares in 2009 and the net proceeds from sales of Park’s common shares under the At-the-Market Offering, to (i) redeem a portion or all of Park’s 100,000 outstanding Fixed Rate Cumulative Perpetual Preferred Shares, Series A, each without par value and having a liquidation preference of $1,000 per share (the “Series A Preferred Shares”), and (2) repurchase the related warrant to purchase 227,376 Park common shares at $65.97 per share (the “Warrant”), issued and sold to the United States Department of the Treasury (the “Treasury”) as part of the Capital Purchase Program established under the Troubled Asset Relief Program, if and when applicable circumstances indicate that such redemption and repurchase are permitted and appropriate.
Item 9.01 — Financial Statements and Exhibits.
(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits. The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description

4.1	Note Purchase Agreement, dated December 23, 2009, between Park National Corporation and a group of accredited investors [filed herewith]
4.2	Form of 10% Subordinated Note due December 23, 2019 [filed herewith]

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION
Dated: December 28, 2009	By:	/s/ John W. Kozak
John W. Kozak
Chief Financial Officer

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated December 28, 2009
Park National Corporation

Exhibit No.	Description

4.1	Note Purchase Agreement, dated December 23, 2009, between Park National Corporation and a group of accredited investors [filed herewith]
4.2	Form of 10% Subordinated Note due December 23, 2019 [filed herewith]